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                                  EXHIBIT 21.1

                           Subsidiaries of Registrant


As of December 31, 1997, the following were wholly-owned subsidiaries of the registrant:

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
Intensiva Hospital of Akron, Inc.               Intensiva Hospital of Knoxville, Inc.

Intensiva Hospital of Ann Arbor, Inc.           Intensiva Hospital of Macomb County, Inc.

Intensiva Hospital of Battle Creek, Inc.        Intensiva Hospital of Muskegon, Inc.

Intensiva Hospital of Cincinnati, Inc.          Intensiva Hospital of Northwest Indiana, Inc.

Intensiva Hospital of Columbus, Inc.            Intensiva Hospital of Oklahoma City, Inc.

Intensiva Hospital of Corpus Christi, Inc.      Intensiva Hospital of Philadelphia/AEMC, Inc.

Intensiva Hospital of Eastern Oklahoma, Inc.    Intensiva Hospital of Pittsburgh, Inc.

Intensiva Hospital of Evansville, Inc.          Intensiva Hospital of Pontiac, Inc.

Intensiva Hospital of Flint, Inc.               Intensiva Hospital of Reno, Inc.

Intensiva Hospital of Fort Wayne, Inc.          Intensiva Hospital of Sioux Falls, Inc.

Intensiva Hospital of Greater St. Louis, Inc.   Intensiva Hospital of Tacoma, Inc.

Intensiva Hospital of Indianapolis, Inc.        Intensiva Hospital of Topeka, Inc.

Intensiva Hospital of Kansas City, Inc.         Intensiva Hospital of Wichita, Inc.

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